Exhibit 10.1

ASSET ACQUISITION AGREEMENT

This ASSET ACQUISITION AGREEMENT is entered into and made effective as of the 20th day of February, 2019 by and between Solei Systems, Inc., a Florida corporation and its wholly-owned acquisition subsidiary to be formed for purposes of closing the transaction contemplated by this Agreement, ("SOLI" or “Buyer”) and KB Medical Systems, LLC (“Seller”). Buyer and Seller may hereinafter be referred to individually as a “Party” or together as the “Parties”.

WHEREAS, Seller is the sole and exclusive owner of the ASSETS fully described on Schedule “A” (“ASSETS”), and upon the terms and conditions set forth below, Seller desires to sell the ASSETS to Buyer free and clear of any claims, debts or liabilities of Seller;

NOW, THEREFORE, in consideration for the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

1. SALE AND PURCHASE OF ASSETS.

1.1	PURCHASE. Subject to the terms and conditions herein set forth, SOLI hereby agrees to acquire, and Seller hereby agrees to transfer the ASSETS to SOLI free and clear of any claims, debts or liabilities of Seller upon the Closing of this agreement (as defined in Section 4.1 hereof).

1.2	CONSIDERATION. The total consideration for the ASSETS shall be $2,000,000, made up of (i) that number of shares of unregistered and restricted common stock of Buyer with a value at Issuance of $1,000,000 (“SOLI Shares”) plus (ii) cash consideration of $1,000,000 (USD), as hereafter provided.

1.3	SCHEDULE OF CONSIDERATION.

A)	STOCK. The total stock consideration shall be issued by SOLI to Seller or its designees on the date which is six (6) months after Closing. The SOLI Shares shall be valued based on the five (5) day trailing average closing bid price of SOLI common shares on the trading market on which said shares are trading at the time of issuance.

B)	CASH. The total cash consideration shall be payable in the amount of $1,000,000 in good funds at Closing.

2. REPRESENTATIONS AND WARRANTIES

2.1       REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer represents and warrants as follows:

a)	CORPORATE ORGANIZATION AND GOOD STANDING. Buyer is a corporation that is duly organized, validly existing and in good standing under the laws of the State of Florida.

b)	CORPORATE AUTHORITY. Buyer has all requisite corporate power and authority to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement. All corporate action on the part of Buyer and its directors, officers and stockholders necessary for the authorization, execution and delivery of the Agreement by Buyer, the authorization, sale, issuance and delivery of the SOLI Shares and the performance of all of Buyer’s obligations under this Agreement have been taken or shall be taken prior to Closing. The Agreement, when executed and delivered by Buyer, shall constitute valid and binding obligations of Buyer, enforceable in accordance with its terms.

c)	NO VIOLATION. Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation by which Buyer is bound.

d)	AUTHORIZED SHARES. The SOLI Shares, when issued will be duly authorized, validly issued, fully paid and non-assessable, and free and clear of all encumbrances. The SOLI Shares shall be issued as restricted, unregistered shares; however, there will be no restrictions on transferability or otherwise on the SOLI Shares other than under the Securities Act of 1933, as amended.

e)	APPLICABLE LAW COMPLIANCE. The SOLI Shares will be issued in compliance with all applicable laws. None of the SOLI Shares will be issued in violation of any agreement, arrangement, or commitment to which Buyer is a party or is subject to or in violation of any preemptive or similar rights of any person and shall be issued in a private transaction as unregistered, restricted shares with applicable transfer restriction legend.

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f)	OPERATION. The business of Buyer and all of its affiliates and subsidiaries has been operated in compliance with all applicable laws and regulatory requirements in all applicable jurisdictions; there have been no breaches, violations or defaults in any material agreement to which Buyer is a party. Buyer has no knowledge of any claims pending against Buyer, its affiliates or subsidiaries; Buyer shall have operated the business of Buyer, its affiliates and subsidiaries in the ordinary course of business consistent with past practices up to and including the date of Closing.

g)	TAX RETURNS AND PAYMENTS. There are no material federal, state, county, local or foreign taxes due and payable by the Buyer, its affiliates or subsidiaries that have not been timely paid. There are no material accrued and unpaid federal, state, county, local or foreign taxes of the Buyer, its affiliates or subsidiaries that are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Buyer has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it (to the extent the failure to file the same would have a Material Adverse Effect), and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

h)	GOVERNMENTAL CONSENT. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Buyer is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the SOLI Shares or the consummation of any other transaction contemplated by this Agreement, except for (i) the filing of such notices as may be required under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) such filings as may be required under applicable state securities laws.

i)	SOLVENCY. Immediately after giving effect to the transactions contemplated by this Agreement, the Buyer and its affiliates and subsidiaries shall be solvent and shall have adequate capital to carry on their businesses as currently conducted and as proposed to be conducted by Buyer, its affiliates and subsidiaries after the Closing. No transfer of property is being made by or on behalf of Buyer, its affiliates or subsidiaries and no obligation is being incurred by or on behalf of Buyer, its affiliates or subsidiaries in connection with the transactions contemplated hereunder with the intent to hinder, delay or defraud either present or future creditors of the Buyer, its affiliates or subsidiaries.

j)	FINANCIAL STATEMENTS. The Financial Statements (as defined in Section 3.1(d)) are true and correct in all material respects, and fairly represent the financial condition and operating results of Buyer and its affiliates and subsidiaries as of the dates and for the periods specified therein. As of the date hereof, there are no undisclosed liabilities of a material nature.

k)	MATERIAL CHANGES. As of Closing, there have not been any changes in the assets, liabilities, financial condition or operating results of Buyer from the information reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect.

l)	CAPITALIZATION. Immediately prior to Closing, the authorized capital common stock of Buyer will consist of 300,000,000 shares of common stock, of which 116,082,890 are issued and outstanding. The outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable. The issued and outstanding shares of Buyer common stock are owned by approximately 500 public shareholders with majority control held by Charles Scott.

2.3       REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants as follows:

a)	VALID ORGANIZATION AND GOOD STANDING. Seller is a limited liability company duly formed and is in good standing under the laws of the place of its formation.

b)	AUTHORITY. Seller has all requisite legal power and authority to execute this Agreement and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this Agreement, in accordance with applicable law and its current Operating Agreement

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c)	NO VIOLATION. Consummation of the acquisition contemplated herein will not constitute or result in a breach or default under any provision of any indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation by which Seller is bound.

d)	OWNERSHIP. Seller is the sole developer and owner of the ASSETS, the ASSETS are not now protected by any agreement, patent, trademark or copyright, and all ownership of and rights to the ASSETS, including all related intellectual property and the rights to claim and file for patent, trademark and copyright protection shall be transferred to Buyer, free of any and all claims of any kind of any other person or entity, including any member of Seller.

e)	OPERATION. The business of Seller has been operated in compliance with all applicable regulatory requirements; and to the knowledge of Seller, there have been no breaches, violations or defaults in any material agreement to which Seller is a party. Seller is the sole owner of all intellectual property included in the ASSETS; Seller has not infringed upon the intellectual
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property of any other party in connection with the use or operation of the ASSETS; Seller has no knowledge of any claims against or regarding the ASSETS; and Seller shall have operated the business of Seller in the ordinary course of business consistent with past practices up to and including the date of Closing.

2.4       SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements made by the Parties set forth in this Agreement shall survive Closing for a period of eighteen (18) months beginning on the date of Closing.

3. CONDITIONS PRECEDENT

3.1       Conditions to Each Party’s Obligations. The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

a)        No Restraints. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or governmental entity of competent jurisdiction which enjoins or prohibits the consummation of this Agreement and shall be in effect.

b)        Legal Action. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or governmental entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, seeking to obtain any material damages, or asserting any claim to the ASSETS.

c)        Due Diligence of Buyer. Buyer shall have completed all due diligence to its reasonable satisfaction regarding Seller and the ASSETS.

d)       Due Diligence of Seller. Seller shall have completed all due diligence to its reasonable satisfaction regarding Buyer, its affiliates and subsidiaries, including without limitation review of Buyer’s audited financial statements for tax years 2016 and, 2017 and unaudited financial statements for 2018 (the “Financial Statements”), and any other documents or information reasonably requested by Seller.

3.2       Conditions to Seller’s Obligations. The obligations of Seller shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Seller:

a)        Representations and Warranties of Buyer. The representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. “Material Adverse Effect” for purposes of this Agreement shall mean any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, ASSETS, financial condition, or results of operation of the entity.

b)       Seller shall have obtained the $1,000,000 cash consideration portion of the Consideration as provided herein and the common shares of SOLI shall be admitted for trading on the OTC Markets Pink Sheets or such other equivalent trading market as Buyer and Seller shall mutually agree at or prior to Closing.

c)       Seller shall have reserved the SOLI Shares, which shall have a value equal to $1,000,000 as determined by the trading market agreed to by the Parties, for issuance to Seller as provided in this Agreement.

d)        Performance of Obligations of Buyer. Buyer shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

e)       There shall be and have been no material adverse change in the operating results of the business of Buyer between the date of this Agreement and the Closing.

f)	John Korangy and Simon Kim shall have received an employment agreement (“Employment Agreement”) from Buyer in a form satisfactory to the terms as set forth in those certain letter agreements dated February 20, 2019 between Buyer and Korangy, Buyer and Kim.

3.3       Conditions to Buyer’s Obligations. The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Buyer:

a)        Representations and Warranties of Seller. The representations and warranties of Seller set forth in this Agreement shall be True and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise

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contemplated by this Agreement, or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

b)        Performance of Seller. Seller shall have performed all agreements and covenants required to be performed by Seller under this Agreement prior to Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement.

4. CLOSING AND DELIVERY OF DOCUMENTS

4.1       Time and Place. The Closing of the transaction contemplated by this Agreement shall take place, immediately upon the full execution of this Agreement and the satisfaction of all conditions, specifically the delivery of all required documents, or at such other time and place as the Parties mutually agree, but no later than April 15, 2019. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

4.2       Deliveries by Seller. At Closing, Seller shall make the following deliveries to Buyer:

a)	Certified resolutions authorizing the execution and performance of this Agreement by Seller and all members of Seller; and

b)	Fully executed bill of sale and assignment of the ASSETS to or as directed by Buyer.

c)	Non-compete and non-use agreement in form acceptable to Buyer and Seller, restricting Seller from developing or using a system similar to the ASSETS.

d)	Fully executed Employment Agreement.

4.3       Deliveries by Buyer. At Closing, Buyer shall make the following deliveries to Seller:

a)	Buyer shall issue the SOLI Shares to Seller as provided in Section 1.2;

b)	Buyer shall have transferred the sum of $1,000,000 to Seller in good funds.

c)	Certified resolutions of the Board of Directors of Buyer authorizing the execution and performance of this Agreement

d)	Fully executed Employment Agreement.

5. INDEMNIFICATION

5.1.        Indemnification. The Seller, on the one hand, and the Buyer, on the other hand, (each Party, an “Indemnifying Party”) shall agree to indemnify, and hold harmless the other Party (“Indemnified Party”) from any and all claims, demands, liabilities, damages, losses, costs and expenses (“Losses”) that the other Party shall incur or suffer, including attorneys fees and costs, that arise, result from or relate to any breach of, or failure by Indemnifying Party to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any exhibit, addendum, or any other instrument furnished by the Indemnifying Party under this Agreement. The maximum amount of Losses against which the Indemnified Party shall be entitled to be indemnified pursuant to this Section 5.1 shall in no event exceed $700,000 (the “Indemnity Cap”). The Indemnity Cap shall not apply to any fraudulent misrepresentation or the intentional and willful breach of this Agreement by a Party.

5.2        Arbitration & Governing Law. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this Agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the State of Virginia.

a) The parties hereby irrevocably consent to the jurisdiction of the Judicial Arbitration Mediation Services and the situs of the arbitration (and any requests for injunctive or other equitable relief) within the State of Virginia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

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b) The law applicable to the arbitration and this Agreement shall be that of the State of Virginia, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

c) The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

d) Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

e) Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

f) In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

g) The parties covenant that under no conditions will any party or any affiliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

h) It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

6. GENERAL PROVISIONS

6.1  FURTHER ASSURANCES. From time to time, each Party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this Agreement.

6.2 WAIVER. Any failure on the part of either Party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the Party to whom such compliance is owed.

6.3  BROKERS. Each Party agrees to indemnify and hold harmless the other Party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying Party.

6.4  NOTICES. All notices and other communications hereunder shall be in writing and shall be given by personal delivery, overnight delivery, mailed by registered or certified mail, postage prepaid, with return receipt requested, as follows:

If to Seller, to:

KB Medical Systems, LLC

1990 K Street NW

Suite 5R

Washington, DC 20006

If to Solei Systems, to:

Solei Systems, Inc.

206 N. Washington Street

Suite 100

Alexandria, VA 22134

The persons and addresses set forth above may be changed from time to time by written notice. If notice is given by personal delivery or overnight delivery in accordance with the provisions of this Section, such notice shall be conclusively deemed given at the time of such

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delivery provided a receipt is obtained from the recipient. If notice is given by mail, such notice shall be deemed given upon receipt and delivery or refusal.

6.5  ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and permitted assigns; provided, however, that any assignment by either Party of its rights under this Agreement without the written consent of the other party shall be void.

6.6   COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall be deemed to be evidence of the original execution thereof.

6.7   REVIEW OF AGREEMENT. Each Party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this Agreement, no adverse presumption shall be made against any Party on the basis that it has prepared, or participated in the preparation of, this Agreement.

6.8   ENTIRE AGREEMENT. This Agreement contains the entire agreement between the Parties with respect to the transactions contemplated hereby and supersede any prior oral or written agreement otherwise and shall not be modified or terminated except by written amendment signed by the Parties to be bound.

6.09 CONFIDENTIALITY. The Parties agree to maintain all Confidential Information and exchanged pursuant to this Agreement as strictly confidential; provided, however, that such confidentiality covenant shall not prohibit the Parties from (i) providing such information to their respective attorneys, advisors or consultants, so long as each such person is informed of the confidentiality covenant, or (ii) disclosing such information to the extent required by any court order or as necessary in order to enforce any rights or obligations under this Agreement. The term “Confidential Information” as used herein shall mean any and all information, in any form, possessed by, used by, under the control of, or otherwise relating to the respective Parties that is not in the public domain.

6.10 GOVERNING LAW. This Agreement shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

6.11  COST OF ENFORCEMENT. In the event of any legal action arising under this Agreement or between the Parties, the substantially prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred in enforcing or attempting to enforce, or defending any of the terms, covenants or conditions of this Agreement, including costs incurred prior to the commencement of legal action and all costs and expenses, including reasonable attorneys' fees, incurred in any appeal from any action brought to enforce any of said terms, covenants or conditions.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

Solei Systems, Inc.	KB Medical Systems, LLC

By:____________________________	By:_______________________________
Josh Flood	Shahin John Korangy
Title: President	Title: Managing Member

SIGNATURES CONTINUED ON NEXT PAGE

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Approved and agreed to by the members of KB Medical Systems, LLC

___________________________	________________________
Signature	Signature
Name: __ Shahin Korangy_____	Name: ___ Sunil Budhrani___
Member interest: __44.498__ %	Member interest: _44.498__ %

___________________________	________________________
Signature	Signature
Name: __Stephen W. Davis____	Name: ___Simon Kim______
Member interest: _4.8425_____ %	Member Interest: __1.00%__

___________________________	________________________
Signature	Signature
Name: __Gautam Sain________	Name: _Erik Kloster_______
Member interest: _0.9625_ %	Member interest: _3.00___ %
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Schedule ‘A’

The ASSETS

The ASSETS to be conveyed by Seller to Buyer at Closing shall be and include all of the assets of every kind and nature of or belonging to Seller at Closing, including but not limited to, all assets used in or relating to the CareClix business operated by Seller, all tradenames, trademarks, processes, software, source codes, and any and all other intellectual property of or used by Seller and all inventory.